Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mobileye Global Inc. of our report dated February 13, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Mobileye Global Inc.'s Annual Report on Form 10-K for the year ended December 28, 2024.

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
July 3, 2025